Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Kingsway Financial Services Inc. of our report dated February 27, 2020, relating to the consolidated financial statements and the financial statement schedules of Kingsway Financial Services Inc., appearing in the Annual Report on Form 10-K of Kingsway Financial Services Inc. for the year ended December 31, 2019.

/s/ RSM US LLP

Chicago, Illinois
October 2, 2020